                                                 Exhibit 99.1
Editorial Contacts:
Ben Lu, CFA, Vice President, Investor Relations - USA (510) 713-5568
Nicole Kenyon, Head of Global Corporate & Employee Communications - USA (510) 988-8553
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech’s Q3 Sales Grow 85%, Operating Income Triples

Company Raises Annual Outlook On Strong Momentum

LAUSANNE, Switzerland, Jan. 19, 2021 and NEWARK, Calif., Jan. 18, 2021 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2021.
•Q3 sales were $1.67 billion, up 85 percent in US dollars and 80 percent in constant currency, compared to Q3 of the prior year.
•Q3 GAAP operating income grew 248 percent to $448 million, compared to $129 million in the same quarter a year ago. Q3 GAAP earnings per share (EPS) grew 222 percent to $2.22, compared to $0.69 in the same quarter a year ago.
•Q3 non-GAAP operating income grew 214 percent to $476 million, compared to $152 million in the same quarter a year ago. Q3 non-GAAP EPS grew 192 percent to $2.45, compared to $0.84 in the same quarter a year ago.
•Cash flow from operations was $530 million, compared to $181 million in the same period a year ago.
“This quarter’s record results demonstrate the strength of our portfolio, addressing long-term growth trends in remote work and education, video collaboration, esports, and digital content creation,” said Bracken Darrell, Logitech president and chief executive officer. “We are increasingly investing in our capabilities and people for the growth potential we see in the future. Logitech has never been more relevant to our customers’ work, play and creativity.”

Outlook
Logitech raised its Fiscal Year 2021 annual outlook to between 57 and 60 percent sales growth in constant currency, and approximately $1.05 billion in non-GAAP operating income. The Company’s previous outlook was between 35 and 40 percent sales growth in constant currency, and a range of $700 million to $725 million in non-GAAP operating income.

Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results videoconference and livestream available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Videoconference and Livestream
Logitech will hold a financial results videoconference to discuss the results for Q3 FY 2021 on Tuesday, January 19, 2021 at 8:30 a.m. Eastern Standard Time and 2:30 p.m. Central European Time. A livestream of the event will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2021.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. Almost 40 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video, and computing. Brands of Logitech include Logitech, Logitech G, ASTRO Gaming, Streamlabs, Blue Microphones, Ultimate Ears, and Jaybird. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three months ended December 31, 2020, long-term growth trends, our investment in our capabilities and people, growth potential, our relevance to our customers, and outlook for Fiscal Year 2021 sales growth and non-GAAP operating income. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; the COVID-19 pandemic and its potential impact; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade policies and agreements and the imposition of tariffs that affect our products or operations and our ability to mitigate; risks associated with acquisitions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.
(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2020	2019	2020	2019

Net sales	$1,667,302	$902,687	$3,716,354	$2,266,603
Cost of goods sold	914,851	564,283	2,082,088	1,410,605
Amortization of intangible assets	3,441	3,951	9,800	10,493
Gross profit	749,010	334,453	1,624,466	845,505

Operating expenses:
Marketing and selling	204,485	134,950	496,520	392,138
Research and development	53,910	43,292	157,014	127,499
General and administrative	37,606	22,344	98,341	68,551
Amortization of intangible assets and acquisition-related costs	4,946	5,084	13,886	12,898
Change in fair value of contingent consideration for business acquisition	—	—	5,716	—
Restructuring charges (credits), net	—	(45)	(54)	69
Total operating expenses	300,947	205,625	771,423	601,155

Operating income	448,063	128,828	853,043	244,350
Interest income	311	2,063	1,444	7,006
Other income, net	6,483	1,101	9,661	2,852
Income before income taxes	454,857	131,992	864,148	254,208
Provision for income taxes	72,334	14,467	142,638	18,405
Net income	$382,523	$117,525	$721,510	$235,803

Net income per share:
Basic	$2.26	$0.70	$4.28	$1.41
Diluted	$2.22	$0.69	$4.21	$1.39

Weighted average shares used to compute net income per share:
Basic	169,050	167,063	168,448	166,678
Diluted	172,587	169,685	171,378	169,173

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

	December 31, 2020	March 31, 2020
CONDENSED CONSOLIDATED BALANCE SHEETS

Current assets:
Cash and cash equivalents	$1,388,743	$715,566
Accounts receivable, net	894,937	394,743
Inventories	476,802	229,249
Other current assets	117,741	74,920
Total current assets	2,878,223	1,414,478
Non-current assets:
Property, plant and equipment, net	96,683	76,119
Goodwill	400,993	400,917
Other intangible assets, net	103,314	126,941
Other assets	333,733	345,019
Total assets	$3,812,946	$2,363,474

Current liabilities:
Accounts payable	$811,786	$259,120
Accrued and other current liabilities	704,573	455,024
Total current liabilities	1,516,359	714,144
Non-current liabilities:
Income taxes payable	60,799	40,788
Other non-current liabilities	134,021	119,274
Total liabilities	1,711,179	874,206

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued shares — 173,106 at December 31 and March 31, 2020
Additional shares that may be issued out of conditional capitals — 50,000 at December 31 and March 31, 2020
Additional shares that may be issued out of authorized capital — 17,311 at December 31 and 34,621 at March 31, 2020
Additional paid-in capital	108,140	75,097
Shares in treasury, at cost — 4,243 at December 31, 2020 and 6,210 at March 31, 2020	(198,435)	(185,896)
Retained earnings	2,264,831	1,690,579
Accumulated other comprehensive loss	(102,917)	(120,660)
Total shareholders’ equity	2,101,767	1,489,268
Total liabilities and shareholders’ equity	$3,812,946	$2,363,474

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2020	2019	2020	2019

Cash flows from operating activities:
Net income	$382,523	$117,525	$721,510	$235,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,409	10,768	36,010	32,154
Amortization of intangible assets	8,388	8,223	23,627	21,958
Loss on investments	2,173	709	4,692	772
Share-based compensation expense	19,814	13,831	64,714	40,301
Deferred income taxes	17,531	9,458	37,683	480
Change in fair value of contingent consideration for business acquisition	—	—	5,716	—
Other	207	(1,010)	(1,670)	(1,012)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(129,966)	(61,337)	(476,804)	(147,292)
Inventories	(78,258)	32,603	(239,378)	(15,170)
Other assets	(21,714)	16,949	(53,281)	2,866
Accounts payable	141,848	26,089	541,024	155,190
Accrued and other liabilities	173,945	7,327	264,576	(1,896)
Net cash provided by operating activities	529,900	181,135	928,419	324,154
Cash flows from investing activities:
Purchases of property, plant and equipment	(18,389)	(10,575)	(46,163)	(28,667)
Investment in privately held companies	(120)	(140)	(3,525)	(310)
Acquisitions, net of cash acquired	(360)	(91,203)	(360)	(91,569)
Proceeds from the sale of property, plant and equipment	—	1,037	—	1,037
Proceeds from return of strategic investments	2,934	—	2,934	—
Purchases of trading investments	(2,473)	(546)	(10,672)	(3,071)
Proceeds from sales of trading investments	2,493	568	11,332	3,139
Net cash used in investing activities	(15,915)	(100,859)	(46,454)	(119,441)
Cash flows from financing activities:
Payment of cash dividends	—	—	(146,705)	(124,180)
Purchases of registered shares	(50,271)	—	(72,725)	(15,127)
Proceeds from exercises of stock options and purchase rights	3,643	2,209	29,709	11,540
Tax withholdings related to net share settlements of restricted stock units	(3,731)	(2,188)	(29,475)	(23,096)
Net cash provided (used) in financing activities	(50,359)	21	(219,196)	(150,863)
Effect of exchange rate changes on cash and cash equivalents	7,896	1,285	10,408	(2,320)
Net increase in cash and cash equivalents	471,522	81,582	673,177	51,530
Cash and cash equivalents, beginning of the period	917,221	574,464	715,566	604,516
Cash and cash equivalents, end of the period	$1,388,743	$656,046	$1,388,743	$656,046

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended			Nine Months Ended
	December 31,			December 31,
NET SALES	2020	2019	Change	2020	2019	Change

Net sales by product category:
Pointing Devices	$213,638	$154,540	38%	$503,228	$409,293	23%
Keyboards & Combos	218,269	156,333	40	565,246	424,061	33
PC Webcams	131,700	32,165	309	295,020	89,041	231
Tablet & Other Accessories	138,052	31,256	342	267,186	103,442	158
Gaming (1)	436,426	245,736	78	916,040	541,265	69
Video Collaboration	292,500	91,964	218	659,278	254,941	159
Mobile Speakers	72,566	92,969	(22)	145,156	200,617	(28)
Audio & Wearables	152,952	81,934	87	338,592	208,576	62
Smart Home	10,593	15,790	(33)	25,976	35,088	(26)
Other (2)	606	—	—	632	279	127
Total sales	$1,667,302	$902,687	85%	$3,716,354	$2,266,603	64%
(1) Gaming revenue includes streaming services revenue generated by Streamlabs.
(2) Other category includes products that we currently intend to phase out, or have already phased out, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - Unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Nine Months Ended
	December 31,		December 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2020	2019	2020	2019

Gross profit - GAAP	$749,010	$334,453	$1,624,466	$845,505
Share-based compensation expense	1,747	1,210	4,919	3,552
Amortization of intangible assets	3,441	3,951	9,800	10,493
Gross profit - Non-GAAP	$754,198	$339,614	$1,639,185	$859,550

Gross margin - GAAP	44.9%	37.1%	43.7%	37.3%
Gross margin - Non-GAAP	45.2%	37.6%	44.1%	37.9%

Operating expenses - GAAP	$300,947	$205,625	$771,423	$601,155
Less: Share-based compensation expense	18,067	12,621	59,795	36,749
Less: Amortization of intangible assets and acquisition-related costs	4,946	5,084	13,886	12,898
Less: Change in fair value of contingent consideration for business acquisition	—	—	5,716	—
Less: Restructuring charges (credits), net	—	(45)	(54)	69
Operating expenses - Non-GAAP	$277,934	$187,965	$692,080	$551,439

% of net sales - GAAP	18.0%	22.8%	20.8%	26.5%
% of net sales - Non - GAAP	16.7%	20.8%	18.6%	24.3%

Operating income - GAAP	$448,063	$128,828	$853,043	$244,350
Share-based compensation expense	19,814	13,831	64,714	40,301
Amortization of intangible assets and acquisition-related costs	8,387	9,035	23,686	23,391
Change in fair value of contingent consideration for business acquisition	—	—	5,716	—
Restructuring charges (credits), net	—	(45)	(54)	69
Operating income - Non - GAAP	$476,264	$151,649	$947,105	$308,111

% of net sales - GAAP	26.9%	14.3%	23.0%	10.8%
% of net sales - Non - GAAP	28.6%	16.8%	25.5%	13.6%

Net income - GAAP	$382,523	$117,525	$721,510	$235,803
Share-based compensation expense	19,814	13,831	64,714	40,301
Amortization of intangible assets and acquisition related costs	8,387	9,035	23,686	23,391
Change in fair value of contingent consideration for business acquisition	—	—	5,716	—
Restructuring charges (credits), net	—	(45)	(54)	69
Loss on investments	2,173	709	4,692	772
Non-GAAP income tax adjustment	10,165	2,123	31,564	(6,476)
Net income - Non - GAAP	$423,062	$143,178	$851,828	$293,860

Net income per share:
Diluted - GAAP	$2.22	$0.69	$4.21	$1.39
Diluted - Non - GAAP	$2.45	$0.84	$4.97	$1.74

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	172,587	169,685	171,378	169,173

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SHARE-BASED COMPENSATION EXPENSE	2020	2019	2020	2019

Share-based Compensation Expense
Cost of goods sold	$1,747	$1,210	$4,919	$3,552
Marketing and selling	8,390	6,216	27,559	20,016
Research and development	3,482	2,242	10,348	6,644
General and administrative	6,195	4,163	21,888	10,089
Total share-based compensation expense	19,814	13,831	64,714	40,301
Income tax benefit	(3,471)	(3,135)	(15,540)	(12,658)
Total share-based compensation expense, net of income tax benefit	$16,343	$10,696	$49,174	$27,643

* Note: These preliminary results for the three and nine months ended December 31, 2020 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended December 31, 2020 and previous periods, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Loss (gain) on investments. We recognized loss (gain) related to our investments in various companies, which varies depending on the operational and financial performance of those companies in which we invested, and sales of these investments. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.